                                  EXHIBIT 10.13

South Plainfield, New Jersey Facility Lease




                                      LEASE

                                 BY AND BETWEEN

                             200 HELEN STREET LLC, A
                       DELAWARE LIMITED LIABILITY COMPANY

                                   "LANDLORD"

                                       and

                           ODD JOB ACQUISITION CORP.,
                             a Delaware corporation

                                    "TENANT"



                               November 10, 1998

                                TABLE OF CONTENTS

         SECTION                                                                                    PAGE
         -------                                                                                    ----
     ARTICLE I PREMISES...............................................................................1
         1.1   Premises.   ...........................................................................1
         1.2   Common  Areas.   ......................................................................1
     ARTICLE II TERM..................................................................................1
         2.1   Term.                               ...................................................1
         2.2   Commencement Date.  ...................................................................2
         2.3   Date of Delivery of Possession. .......................................................2
         2.4   Lease Year.  ..........................................................................2
         2.5   Options.  .............................................................................2
     ARTICLE II RENT..................................................................................2
         3.1   Fixed  Rent.  .........................................................................2
         3.2   Additional Charges - Tenant's Proportionate Share.  ...................................2
         3.3   Late Payment.  ........................................................................3
         3.4   Place of Payment.  ....................................................................3
     ARTICLE IV TAXES.................................................................................3
         4.1   Personal Property Taxes.  .............................................................3
         4.2   Real Estate Taxes......................................................................3
     ARTICLE V CONDITION OF PREMISES..................................................................4
         5.1   Landlord's Work. ......................................................................4
         5.2   Delayed Completion of Landlord's Work. [INTENTIONALLY DELETED].........................4
     ARTICLE VI REPAIRS AND MAINTENANCE...............................................................4
         6.1   Landlord's Repairs and Maintenance.  ..................................................4
         6.2   Tenant's Repairs and Maintenance.  ....................................................5
         6.3   Tenant's Alterations.  ................................................................5
         6.4   Mechanics Liens.  .....................................................................5
         6.5   Common Area Costs......................................................................6
     ARTICLE VII COMPLIANCE WITH LAWS.................................................................7
     ARTICLE VIII UTILITIES...........................................................................7
     ARTICLE IX USE...................................................................................7
         9.1   Use of Premises.   ....................................................................7
         9.2   Tenant's Covenants.   .................................................................7
     ARTICLE X ASSIGNMENT AND SUBLETTING..............................................................8
        10.1   Assignment  and  Subletting.   ........................................................8
        10.2   Permitted Assignment or Sublease.   ...................................................8
     ARTICLE XI FIXTURES..............................................................................9
     ARTICLE XII INSURANCE............................................................................9
        12.1   Indemnity; Waiver.  ...................................................................9
        12.2   Tenant's Insurance.   .................................................................9
        12.3   Landlord's Insurance.  ................................................................9
        12.4   Waiver of Subrogation.  ..............................................................10
        12.5   Tenant's Contribution.  ..............................................................10
     ARTICLE XIII DAMAGE AND DESTRUCTION.............................................................10
        13.1   Abatement or Adjustment of Rent.  ....................................................10
        13.2   Repairs and Restoration of Premises...................................................10
        13.3   Delivery of Premises.  ...............................................................12
        13.4   Repairs and Restoration of Property.  ................................................12
     ARTICLE XIV CONDEMNATION........................................................................12
        14.1   Total Taking.   ......................................................................12
        14.2   Partial  Taking.   ...................................................................12
        14.3   Restoration.   .......................................................................13


                                      (ii)



        14.4   Release.  ............................................................................13
        14.5   The Award.   .........................................................................13
     ARTICLE XV EVENTS OF DEFAULT....................................................................13
        15.1   Events of Default by Tenant; Remedies.  ..............................................14
        15.2   Landlord's Obligation to Mitigate.  ..................................................14
        15.3   Other Remedies.  .....................................................................14
        15.4   Waiver of Lien.    ...................................................................14
        15.5   Landlord's Right to Remove Chattels.   ...............................................15
        15.6   Landlord's Default.  .................................................................15
        15.7   Default Interest.  ...................................................................15
     ARTICLE XVI SELF-HELP RIGHTS....................................................................15
        16.1   Landlord's Self-Help.  ...............................................................15
        16.2   Tenant's Self-Help.  .................................................................15
     ARTICLE XVII TITLE..............................................................................16
        17.1   Subordination.  ......................................................................16
        17.2   Quiet Enjoyment.  ....................................................................16
        17.3   Landlord's Assurances.  ..............................................................16
     ARTICLE XVIII SIGNS.............................................................................17
     ARTICLE XIX  HAZARDOUS SUBSTANCES...............................................................17
        19.1   Hazardous Substances.  ...............................................................17
        19.2   Tenant's Obligations..................................................................17
        19.3   Landlord's Obligations................................................................18
     ARTICLE XX EXPANSION RIGHTS; RIGHT OF FIRST REFUSAL.............................................18
        20.1   Options...............................................................................18
        20.2   Right of First Refusal................................................................23
     ARTICLE XXI MISCELLANEOUS.......................................................................23
        21.1   Holding Over..........................................................................23
        21.2   Waivers...............................................................................24
        21.3   Notices...............................................................................24
        21.4   Attorneys'  Fees......................................................................24
        21.5   Unavoidable Delays....................................................................24
        21.6   Estoppel Certificates.................................................................24
        21.7   Invalidity of Particular Provision....................................................25
        21.8   Captions and Definitions..............................................................25
        21.9   Entire  Agreement.....................................................................25
        21.10  No Partnership........................................................................25
        21.11  Memorandum of Lease...................................................................25
        21.12  Brokers...............................................................................25
        21.13  Guaranty..............................................................................25
     ARTICLE XXII DISPUTE RESOLUTION.................................................................25
        22.1   Arbitration...........................................................................25



Legal Description
Exhibit "B"       - Site Plan
Exhibit "C"       - Landlord's Work
Exhibit "D"       - Title Exceptions
Exhibit "E"       - Guaranty


                                     (iii)

                                      LEASE

        THIS LEASE made as of the 10th day of November, 1998 by and between 200 HELEN STREET, LLC, a Delaware limited liability company having a principal office at 241 37th Street, Brooklyn, New York (the "Landlord") and ODD JOB ACQUISITION CORP., a Delaware Corporation, having a principal office at 4310 East Fifth Avenue, Columbus, Ohio 43219 and 31000 Aurora Road, Solon, Ohio 44139 (the "Tenant").


                              W I T N E S S E T H:
                              --------------------


                                    ARTICLE I
                                    ---------
                                    PREMISES
                                    --------

        1.1 PREMISES Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, a portion of the office/warehouse building (which includes the "covered storage" area shown on EXHIBIT "B") (the "Building") located at 200 Helen Street, Plainfield, New Jersey, located on the real property more particularly described in EXHIBIT "A" attached hereto and made a part hereof (the "Land"). The Land and the Building are hereinafter sometimes jointly referred to as the "Property". The portion of the Building being leased by Tenant hereunder contains approximately three hundred seventy-five thousand (375,000) square feet of gross floor area (the "Premises"), containing approximately three hundred fifty thousand (350,000) square feet of warehouse space and twenty-five thousand (25,000) square feet of office space, as more particularly depicted on the site plan attached hereto as EXHIBIT "B" and made a part hereof. Tenant shall have the exclusive right to use (a) those parking spaces adjacent to Tenant's warehouse space and designated as "Tenant's Exclusive Warehouse Spaces" on Exhibit "B" attached hereto, and (b) those parking spaces adjacent to Tenant's office space and designated as "Tenant's Exclusive Office Spaces" on Exhibit "B". Notwithstanding the foregoing, if the Building is expanded pursuant to
Section 20.1.1 below, Landlord and Tenant acknowledge that Tenant's Exclusive Warehouse Spaces may need to be relocated in accordance with the reconfiguration of the Building pursuant to Section 20.1.1 below, and in such event Landlord and Tenant shall reasonably agree upon such relocated spaces, provided that to the extent permitted by local ordinances, such relocated space shall contain the same number of spaces as originally contained in Tenant's Exclusive Warehouse Spaces.

        1.2 COMMON AREAS Tenant, its employees, customers, licensees and invitees, shall have a non-exclusive license and right to use, in common with Landlord and all tenants of the Building and their respective employees, customers, licensees and invitees, all other parking areas, access roads, truck ways, driveways, loading docks and areas, sidewalks, ramps, landscaped areas, hallways, stairways and other areas, facilities and improvements which may be provided by Landlord for the general use in common of tenants of the Building and their employees, customers, licensees and invitees (collectively, the "Common Areas"). Without Tenant's prior written consent, (a) Landlord shall not make any changes within that portion of the Common Areas designated on EXHIBIT "B" as Tenant's exclusive parking area, and (b) Landlord shall make no other changes in the Common Areas and/or in the Building which would materially and adversely affect Tenant's access to and from the Premises and/or Tenant's use of the Common Areas.

                                   ARTICLE II

                                      TERM

        2.1 TERM. The term of this Lease shall be for a period of twelve (12) years commencing on the Commencement Date (as hereinafter defined) and ending on the last day of the twelfth (12th) Lease Year (as hereinafter defined) thereafter.

        2.2 COMMENCEMENT DATE. Landlord and Tenant acknowledge that Tenant is presently in possession of Premises as of the date hereof, and therefore the "Commencement Date" of this Lease shall be December 1, 1998.

        2.3 DATE OF DELIVERY OF POSSESSION.[Intentionally Deleted]

        2.4 LEASE YEAR. The first "Lease Year" shall be a period of twelve (12) calendar months from the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall include the period from the Commencement Date to the end of the calendar month in which the Commencement Date occurs plus the immediately succeeding twelve (12) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve (12) consecutive calendar months.

        2.5 OPTIONS. Tenant shall have the right to extend the initial term of this Lease for two (2) successive option periods of five (5) years each, commencing immediately upon the expiration of the immediately preceding term, upon the following terms and conditions:

                 2.5.1 Tenant shall give Landlord written notice of such election to extend the term hereof no sooner than nine (9) months and not later than six (6) months prior to the expiration of the then current term; and

                 2.5.2 Each such option period shall be upon the same terms and conditions as set forth herein for the initial term, except that Fixed Rent during each option period shall be as set forth in Section 3.1 below.

If Tenant elects to exercise any such option, the term of this Lease shall be automatically extended for the period of such option period without the necessity for the execution of any instrument to effect the same, and in such event the "term" of this Lease shall include such option period. If Tenant fails to exercise any option as provided herein, Tenant shall be deemed to have waived such option and all subsequent options thereafter; provided, however, that Landlord shall endeavor to, but shall not be required, to provide a reminder notice to Tenant prior to the date by which the option provided to Tenant herein shall expire.

                                   ARTICLE III
                                      RENT

         3.1 FIXED RENT. Tenant agrees to pay Landlord, without demand, notice or set-off (except as permitted under this Lease), as a fixed rent (the "Fixed Rent") the following sums:

                  LEASE YEARS                              ANNUAL
                  -----------                              ------
RENT     MONTHLY RENT                    PSF
                  1-5
$1,312,500.00     $109,375.00                               $3.50
                  6-10
$1,443,750.00     $120,312.50                               $3.85
                  11-12
$1,586,250.00     $132,187.50                               $4.23
                  13-15
$1,586,250.00     $132,187.50                               $4.23
                  16-20
$1,747,500.00     $145,625.00                               $4.66
                  21-22
$1,920,000.00     $160,000.00                               $5.12

Fixed Rent and additional charges payable by Tenant hereunder shall be prorated for any partial month during the term of this Lease.

         3.2 ADDITIONAL CHARGES - TENANT'S PROPORTIONATE SHARE. During the term of this Lease, Tenant shall pay, as additional rent, Tenant's Proportionate Share (as hereinafter defined) of all (i) Taxes (as defined in Section 4.2 hereof), (ii) Common Area Costs (as defined in Section 6.5 hereof), and (iii) Insurance (as defined in Section 12.5 below). For purposes hereof, "Tenant's Proportionate Share" shall mean a fraction, the numerator of which shall be the gross leasable area of the Premises and the denominator of which shall be the gross leasable area of the Building. Tenant's initial Proportionate Share shall be forty-seven percent (47%).

         3.3 LATE PAYMENT. If Tenant fails to pay Fixed Rent or any other charges payable hereunder, within ten (10) days of the date when the same are due hereunder, such late payment shall bear interest from the original date when due at a rate per annum equal to the Default Rate or, if less, the maximum rate permitted by law; provided, however, that any default interest hereunder shall not be applicable until the second and all subsequent payments within any Lease Year are received by Landlord more than ten (10) days after the date when due.

         3.4 PLACE OF PAYMENT. All payments of Fixed Rent, and other payments required to be made to Landlord, shall be in lawful money of the United States of America and shall be paid to Landlord at its principal place of business stated on Page 1 of this Lease, or to such other person and/or at such other place as Landlord may designate from time to time in writing to Tenant.

                                   ARTICLE IV
                                      TAXES
                                      -----

         4.1 PERSONAL PROPERTY TAXES. Tenant shall be liable for and shall pay all taxes levied against personal property and trade fixtures placed by Tenant in and upon the Premises.

         4.2 REAL ESTATE TAXES.

             4.2.1 Tenant shall pay, as additional rent, Tenant's Proportionate Share of all Taxes levied or assessed against the Property during the term hereof.

             4.2.2 For purposes of this Lease, the term "Taxes" shall include ad valorem taxes and assessments imposed upon the Property, during the term hereof, less any abatements, refunds, or rebates made thereof or any discounts received by Landlord with respect thereto. In addition, if Landlord shall receive a credit with respect to any taxes to which Tenant shall have paid Tenant's Proportionate Share herein, including any credit available as a result of early payment of such taxes (provided that Tenant pays its Proportionate Share of such taxes on such early basis), Landlord shall repay to Tenant Tenant's Proportionate Share of such credit. Notwithstanding the foregoing, "Taxes" shall not include:

                   (i) Any special assessment for improvements heretofore
             installed or in the process of installation in connection with the initial development of the Property (unless such special assessments are due to improvements constructed by Tenant within the Premises), or for improvements installed in the Property after the date hereof; provided, however, that "Taxes" shall include any special assessments imposed upon the Property for improvements made on-site or off-site by the city or other governmental entity in connection with the inclusion of the Property as part of a special improvement district, including for example special assessments for the installation of sewers, sidewalks, and/or for road widening purposes;

                   (ii) Any interest or penalties payable by Landlord as a
             result of Landlord's failure to pay any such Taxes prior to delinquency, provided that Tenant shall have paid Tenant's Proportionate Share of all Taxes required to be paid by Tenant herein as and when the same are due and payable by Tenant herein;

                   (iii) Any tax payable by Landlord on rentals, unless (A) such taxes are imposed on owners of real property only and (B) such taxes are either in lieu of the Taxes required to be paid by Tenant hereunder or in addition to the Taxes required to be paid by Tenant hereunder, but in the nature of real estate taxes and assessments, in which event Tenant shall pay such Taxes only to the extent the same are applicable to the rent payable by Tenant hereunder; or

                   (iv) Any estate, inheritance, succession, capital levy,
             corporate franchise, gross receipt, transfer or income tax of Landlord.

        To the extent Tenant is required to pay for any special assessment for improvements, Tenant's obligation shall be determined by treating the assessment as payable in as many installments as is lawful (including any interest which would be payable to the taxing authority as a result of such assessment being paid in installments), and charging Tenant with Tenant's Proportionate Share thereof during the Lease Year corresponding to an annual payment of the assessment. Any annual assessment deemed payable after the term of this Lease shall not be Tenant's obligation.

             4.2.3 Tenant shall pay its Proportionate Share of Taxes to Landlord within thirty (30) days after receipt of (i) Landlord's written notice that such Taxes are due and payable, (ii) a copy of the applicable tax bill, and (iii) a written calculation of Tenant's Proportionate Share of such Taxes.

             4.2.4 Provided Landlord does not elect to do so, Tenant may, after written notice to Landlord, contest the validity or amount of any Taxes by appropriate legal proceedings; provided, however, that (i) Tenant shall pay Tenant's Proportionate Share of such Taxes when due unless such legal proceedings shall operate to suspend the collection of Taxes; or shall deposit Tenant's Proportionate Share of such Taxes in escrow if required to do so by the taxing authority in connection with such contest; and (ii) there shall be no risk that any portion of the Property shall be subject to forfeiture or foreclosure as a result thereof. Landlord and Tenant shall cooperate with each other in the prosecution of any such tax contest. If a reduction or abatement of Taxes is obtained as a result of any such contest, the party pursuing such contest may deduct its reasonable expenses (including reasonable attorneys' and appraisers fees and costs) from any reduction or abatement obtained, and Tenant shall be entitled to receive that portion of such abatement or refund which applies to Tenant's Proportionate Share of Taxes previously paid by Tenant.

                                    ARTICLE V
                              CONDITION OF PREMISES
                              ---------------------

        5.1 LANDLORD'S WORK. Landlord and Tenant acknowledge that Landlord has performed the work set forth on EXHIBIT "C" ("Landlord's Work") except for those items of Landlord's Work set forth on Exhibit C which are specifically designated as remaining to be done. Landlord shall warranty and guaranty Landlord's Work against any defects in materials, workmanship or design for a period of one (1) year after the date hereof.

        5.2 DELAYED COMPLETION OF LANDLORD'S WORK. [Intentionally deleted]

                                   ARTICLE VI
                             REPAIRS AND MAINTENANCE
                             -----------------------

        6.1 LANDLORD'S REPAIRS AND MAINTENANCE. Throughout the term hereof, Landlord shall maintain in good condition and make all repairs and replacements:

            6.1.1 To the exterior and demising walls, the roof, floor slab, foundation, any canopies and the structural portions of the Premises;

            6.1.2 To all utility and building systems which do not serve the Premises exclusively and/or which extend beyond the exterior walls of the Premises or beneath the floor of the Premises, including without limitation, the sprinkler system and all sewer lines; and

            6.1.3 Required as a result of the act, default, omission or negligence of Landlord, its employees, agents, licensees or contractors.

Landlord shall promptly commence and diligently complete all such repairs upon notice thereof from Tenant.

        6.2 TENANT'S REPAIRS AND MAINTENANCE.

            6.2.1 Throughout the term hereof, Tenant shall repair and maintain the interior of the Premises in good order and condition, including window glass, interior walls, floor coverings, doors, all utility and building systems which are within and exclusively serve the Premises (excluding sprinkler system), and the heating, ventilating and air conditioning (HVAC) system exclusively serving the Premises. Landlord agrees to assign to Tenant (or enforce for Tenant's benefit) all warranties, extended warranties and guarantees with respect to the HVAC system, and all other systems, of any kind or nature, serving the Premises and which Tenant is required to repair hereunder. Tenant shall also monitor the sprinkler system serving the Premises and the remainder of the Building, which Tenant shall have the right to have done on a monthly basis. In the event of any emergency (e.g., activation of the sprinkler head), Landlord shall provide access to Tenant (as Tenant's representative) to the remainder of the Building to determine the nature of such emergency. Tenant shall contract with the contractor to provide such monitoring service, and Landlord and Tenant shall share in the cost of such monitoring service as follows:

                  (i) whether or not the monitoring contract used by Tenant requires inspections on a monthly basis, Landlord shall not be required to contribute to the cost of any such inspections which are provided on more than a quarterly basis;

                  (ii) within thirty (30) days after receipt of Tenant's written demand therefor, Landlord shall pay to Tenant Landlord's "proportionate share" of such monitoring service contract, calculated on the lesser of (A) the actual number of service calls provided per year or
                          (B) inspections provided on a quarterly basis, with such "proportionate share" being the difference between one hundred percent (100%) and Tenant's Proportionate Share; and

                  (iii) Tenant shall pay all other costs of such monitoring contract.

            6.2.2 Landlord represents and warrants that all utility, mechanical, plumbing, and other systems serving the Premises shall be in good operating condition and repair as of the Commencement Date, and Landlord shall pay for any replacements required for such systems during the first full Lease Year.

        6.3 TENANT'S ALTERATIONS. Tenant shall have the right, at its sole expense, from time to time, to make such non-structural interior alterations, additions, improvements and changes in such parts thereof as Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations, additions, improvements and changes when completed shall neither impair the structural soundness nor diminish the value of the Building. Tenant shall not make any structural or exterior alterations, additions, or changes without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Tenant shall desire to make any alterations, additions or changes which are subject to Landlord's consent herein, Tenant shall deliver the proposed plans and specifications for such work to Landlord, to the extent such plans and specifications are required to be prepared in order to obtain all necessary governmental approvals and permits for such work. Landlord shall approve or disapprove such proposed plans and specifications within twenty (20) days after receipt thereof from Tenant. All permanent alterations, additions, or changes to the Premises shall be the property of Landlord and shall be surrendered with the Building upon the expiration or termination of this Lease, and Tenant shall have the right to remove all other alterations, additions, improvements, or changes, provided that subject to Section 12.4 below, Tenant shall repair any damage to the Building resulting from such removal. All such alterations, additions, or improvements shall be done in accordance with all applicable laws, rules, regulations, and orders, including applicable building codes; provided, however, that if any such applicable laws, rules, regulations, orders, or building codes shall require any alterations, additions, or improvements to portions of the Premises which are not included within the alterations, additions, or improvements to be performed by Tenant hereunder, including without limitation any required compliance with environmental laws, rules, regulations, or orders (including any asbestos remediation or removal) or any required compliance with applicable laws concerning accommodations for disabled or handicapped persons, Landlord, at its sole cost and expense, shall perform all such alterations, additions, or improvements. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, additions, improvements, changes and/or installations in, to or upon said Premises.

        6.4 MECHANICS LIENS. Tenant shall not suffer any mechanics' lien to be filed against any portion of the Property by reason of work, labor, services or materials performed or furnished to Tenant in connection with Tenant's Work or any alterations, additions, or improvements to the Premises by Tenant hereunder. If any such mechanics' lien shall at any time be filed against the Property, Tenant shall have the right to contest any and all such liens; provided, however, that Tenant shall cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise within thirty (30) days after the date Tenant receives notice of such filing. If Tenant shall fail to cause such lien to be discharged within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in procuring the discharge of such lien, together with interest thereon at the Default Rate from the date paid until repaid by Tenant to Landlord, shall be deemed to be additional rent for the Premises and shall be due and payable by Tenant to Landlord on the first day of the next following month.

        6.5 COMMON AREA COSTS.

            6.5.1 The term "Common Area Costs" shall mean all actual direct maintenance and repair costs and expenses reasonably paid or incurred by Landlord during each calendar year during the term hereof in repairing, maintaining, and operating the Common Areas (excluding building areas), including and limited to cleaning, striping and minor patching of the parking areas snow and ice removal from the Common Areas; maintenance and replacement of landscaped areas; maintenance and replacement of bulbs and light standards; wages and salaries of personnel employed for such operation and maintenance (to the extent such charges directly apply to the operation and maintenance of the Common Areas); charges for utilities consumed in connection with such work; and depreciation (on a straight line basis) of all equipment or machinery used in such maintenance and which reduces such Common Area Costs. Notwithstanding the foregoing, "Common Area Costs" shall exclude:

                  (i) Capital improvements;

                  (ii) Depreciation (except as set forth above);

                  (iii) Interest, late charges, and penalties on any charges payable by Landlord which are included within Common Area Costs;

                  (iv) Attorneys' fees and costs;

                  (v) Common Area Costs to the extent the same are reimbursed by insurance proceeds and/or condemnation awards;

                  (vi) Any costs and expenses of removing, maintaining or
            replacing any substance or matter which may be deemed hazardous under any federal, state, or local environmental law, rule, regulation, ordinance, or order, or any costs and expenses of complying with such federal, state, or local environmental law, rule, regulation, ordinance, or order, including without limitation any cost of maintaining or removing asbestos containing materials or any underground storage tanks, or any cost of complying with applicable wetlands statutes;

                  (vii) Any costs of complying with any law, rule, regulation, statute, or order with respect to the Common Areas, including without limitation any required compliance with any applicable laws concerning accommodations for handicapped and/or disabled persons; and

                  (viii) Any administrative fee and/or management fee to
            Landlord or any other party.

            6.5.2 Tenant's Proportionate Share of Common Area Costs shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of Common Area Costs based upon the actual cost of Common Area Costs incurred by Landlord during the previous calendar year and any reasonably anticipated increases in such costs. If any portion of the term hereof shall include only a partial calendar year, then for such purposes Tenant's Proportionate Share shall be adjusted so that such Proportionate Share relates only to those Common Area Costs incurred by Landlord during the term hereof. Within ninety (90) days after each calendar year during the term hereof, Landlord shall deliver to Tenant a written statement setting forth all Common Area Costs incurred by Landlord during such previous calendar year and the anticipated Common Area Costs for the present calendar year, including a detailed calculation of Tenant's Proportionate Share. If the total amount paid by Tenant during such previous calendar year for such items shall be less than Tenant's Proportionate Share of the actual amount due from Tenant for such calendar year, Tenant shall pay Landlord the actual amount due within thirty (30) days after receipt of such statement. If the total amount paid by Tenant for such items during such previous calendar year shall exceed Tenant's Proportionate Share of any such items, such excess shall be credited against the next installments due from Tenant to Landlord hereunder.

            6.5.3 Upon not less than ten (10) days prior written notice to Landlord, Tenant shall have the right to audit Landlord's books and records relating to the common area expenses payable by Tenant hereunder. Such examination shall be made at Landlord's offices during normal business hours, and Tenant shall not be permitted to conduct more than one such audit during each calendar year during the term of this Lease (unless errors are found in connection with the original audit), and all information examined by Tenant shall be maintained on a confidential basis. If it is determined pursuant to such audit that Tenant shall have overpaid any charges hereunder, Landlord shall promptly refund to Tenant the amount of such overpayment unless Landlord in good faith disputes the results of such audit, and in such event the respective accountants of Landlord and Tenant shall attempt to reconcile such dispute within thirty (30) days after receipt by Tenant of Landlord's written notice that Landlord has disputed the results of Tenant's audit. If the respective accountants of Landlord and Tenant are unable to resolve such dispute within thirty
        (30) days after their selection, then such accountants shall jointly select a third accountant, and the decision of such third accountant shall be binding upon Landlord and Tenant. The fees of the third accountant shall be paid by the party against whom such accountants' decision is rendered. If it is determined that Tenant's previous payments exceeded Tenant's actual share of such charges by five percent (5%) or more, Landlord shall reimburse Tenant for the reasonable costs of such audit. All records shall be maintained by the Landlord in accordance with generally accepted accounting methods, consistently applied.

            6.6 Guard Shed. Tenant shall have the right to contact with a third party to provide for monitoring of ingress and egress to and from the Property at the entrance located on Helen Street as shown on Exhibit B (the "Access Person"), provided that Landlord shall have the right to reasonably approve the Access Person. If Landlord shall reasonably disapprove the Access Person, Landlord shall have the right to designate a different Access Person, provided that (a) the cost of such Access Person is less than the cost of the Access Person originally proposed by Tenant, and (b) Tenant reasonably approves such substitute Access Person. Upon the selection of the Access Person, the Access Person shall contract with Tenant to monitor ingress and egress from the Property through the entrance to Helen Street as shown on Exhibit B. Tenant shall be responsible for paying to the Access Person Tenant's Proportionate Share of all costs of the Access Person, and within thirty (30) days after receipt of Tenant's written demand therefor, Landlord shall reimburse Tenant the remaining portion of all costs and expenses payable to the Access Person. Landlord and Tenant acknowledge that the purpose of the Access Person is solely to monitor ingress and egress to the Property, and in no event shall Landlord or Tenant have any obligation or liability to each other, or to any other tenant or occupant of the Property, for the negligence or intentional acts of the Access Person. All other occupancy agreements and or leases for any portion of the Building and/or the Property shall require that (a) such other occupant or tenant shall be responsible for paying its proportionate share of all costs and expenses incurred by tenant with respect to the Access Person,
        (b) such other tenant or occupant shall jointly contract with Tenant to employ the Access Person, and (c) such other tenant or occupant shall waive any claim against Tenant or Landlord with respect to any intentional acts or negligence of the Access Person. Upon written request by Tenant, Landlord shall provide to Tenant copies of the applicable provisions contained in any leases or occupancy agreements evidencing Landlord's compliance with this Section 6.6.

                                   ARTICLE VII
                              COMPLIANCE WITH LAWS

        Tenant shall comply with any and all laws, rules, regulations, ordinances, and orders with respect to Tenant's use (and not occupancy) of the Premises, provided that Tenant shall have the right to contest the legality of any law, order, rule, regulation or requirement applicable to Tenant's use of the Premises, provided that any such contest shall not subject the Property to any risk of forfeiture and/or any penalty, and Tenant shall comply with any such law, order, rule, regulation or requirement during the pendency of such contest to the extent necessary to avoid such risk of forfeiture and/or penalty. Upon the final termination of any such contest, Tenant shall comply with any such law, order, ordinance, rule, regulation or requirement to the extent held to be valid or legal. Notwithstanding anything to the contrary as set forth herein, to the extent compliance with any such law, order, ordinance, rule, regulation or requirement requires either (i) any structural alteration of the Premises or
(ii) any other change in any portion of the Premises for reasons unrelated to Tenant's particular use thereof, then Landlord, at its sole expense, shall promptly comply with any such law, order, ordinance, rule, regulation or requirement. Landlord, at its sole cost and expense, shall comply with any and all applicable laws, rules, regulations, ordinances and orders with respect to the Property and the Premises, except to the extent such compliance is the obligation of Tenant herein with respect to the Premises.

                                  ARTICLE VIII
                                    UTILITIES

        Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises. Tenant shall keep the Premises sufficiently heated to avoid the freezing or bursting of all pipes therein. The obligation of Tenant to pay for such utilities shall commence as of the earlier of the Commencement Date or the date Tenant occupies the Premises.

                                   ARTICLE IX
                                   ----------
                                       USE
                                       ---

        9.1 USE OF PREMISES. Tenant may use and occupy the Premises for office and warehouse purposes, and for any other lawful purpose.

        9.2 TENANT'S COVENANTS. In addition to the other covenants of Tenant contained in this Lease, Tenant covenants and agrees as follows:

            9.2.1. Tenant shall procure any and all licenses and permits required for Tenant's use of the Premises, and upon the expiration or termination of this Lease, Tenant shall remove its goods and effects and those of all persons claiming under it and shall yield up the same peaceably to Landlord in good order repair and condition in all respects, except for reasonable wear and tear.

            9.2.2 Tenant shall permit Landlord and its agents on reasonable notice (which notice shall be written, once the Building has been fully leased) and at reasonable times to examine the Premises and to show the Premises to prospective purchasers, mortgagees and/or tenants.

            9.2.3 Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean, safe and healthy condition in accordance with all applicable laws, and Tenant shall not permit the Premises to be used for any unlawful purpose, commit any waste thereof or commit any nuisance.

                                    ARTICLE X
                                    ---------
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

        10.1 ASSIGNMENT AND SUBLETTING. Except as set forth herein, Tenant shall not assign this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall deliver written notice to Tenant of Landlord's consent, or refusal to consent, to any proposed assignment which is subject to

Landlord's consent herein within thirty (30) days after receipt of written request therefor from Tenant. If Tenant does not receive such written notice from Landlord within such thirty (30) day period, then Landlord shall be conclusively deemed to have approved such assignment.

        10.2 PERMITTED ASSIGNMENT OR SUBLEASE. Notwithstanding anything to the contrary set forth in Section 10.1 above, Landlord's consent shall not be required for (a) an assignment of this Lease and/or a sublease of all or any portion of the Premises in connection with a merger, consolidation or sale of all or substantially all of the assets of Tenant (or of Tenant's parent corporation), (b) an assignment of this Lease or a sublease of all or any portion of the Premises to an affiliate of Tenant (or of Tenant's parent corporation), or (c) any sublease of all or any portion of the Premises. For purposes of this Section 10.2, an "affiliate" shall be an entity which controls, is controlled by, or which is under common control with Tenant (or with Tenant's parent corporation).

        10.3 EXCESS RENT. If, in connection with an assignment of this Lease and/or a sublease of all or any portion of the Premises (other than an assignment of this Lease or a sublease of all or any portion of the Premises pursuant to 10.2(a)-(b) above), the assignee or subtenant pays to Tenant rent or other sums in excess of the Fixed Rent and other sums required to be paid by Tenant to Landlord hereunder (calculated on a pro rata basis with respect to any partial sublease of the Premises), then Landlord and Tenant shall each receive one-half (1/2) of such excess amount, as and when paid to Tenant, after reimbursement to Tenant of (a) all reasonable cost and expenses incurred by Tenant in connection with such assignment and/or sublease (including reasonable brokerage commissions, reasonable attorneys' fees and costs, reasonable costs of alterations to the Premises, etc.) and (b) the unamortized portion of all tenant improvements constructed by Tenant in the Premises, which improvements shall be depreciated on a straightline basis (without interest), over Tenant's depreciation schedule (not to exceed one hundred twenty (120) months) commencing from and after the date such improvements are completed. For purposes of this
Section 10.3, Landlord shall have the right, upon not less than ten (10) days prior written notice to Tenant, to examine Tenant's books and records with respect to any assignment or sublease which is subject to the terms and conditions of this Section 10.3.

                                   ARTICLE XI
                                    FIXTURES

        Except as provided in Section 6.3 hereof, all equipment and all other trade and light fixtures installed by or at the expense of Tenant (other than any fixtures originally installed by Landlord in connection with the original construction of the Building), in or on the Building shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof prior to the end of the term hereof, and provided that Tenant, at its sole cost and expense (but subject to Section 12.4 below), shall make any repairs occasioned by such removal. Any equipment and all other trade and light fixtures not removed by Tenant prior to the expiration of the term may, at Landlord's option, be deemed abandoned and become the property of Landlord.

                                   ARTICLE XII
                                   -----------
                                    INSURANCE
                                    ---------

        12.1 INDEMNITY; WAIVER.  Subject to Section 12.4 below:

             12.1.1 Tenant shall indemnify and hold Landlord harmless from any claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to any person or any property occurring on the Premises, or any part thereof, unless caused by the acts or omissions of Landlord, its agents, employees, or independent contractors, Landlord's failure to perform its repair obligations hereunder, or any latent defects in the Premises.

                 12.1.2 Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to Tenant or any other person or any property occurring on the Property, or any part thereof, unless caused by the acts or omissions of Tenant, its agents, employees, or independent contractors.

        12.2 TENANT'S INSURANCE. Except as set forth below, during the term of this Lease, Tenant shall maintain comprehensive public liability insurance, including insurance against the assumed or contractual liability of Tenant hereunder, to afford protection to the limit for each occurrence of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage. Such policy shall name Landlord as an additional insured, and such policy shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Landlord. Such insurance may be carried under blanket or umbrella insurance policies. Such policy, or a certificate thereof, shall be deposited with Landlord by Tenant not later than such date as Tenant or its agents, employees or contractors shall enter the Premises. Prior to the expiration or termination of such policy, Tenant shall deliver to Landlord a new or renewal policy (or a certificate thereof). Notwithstanding anything to the contrary set forth above, so long as the consolidated net worth of Tenant (and its guarantor) is equal to or greater than Seventy-Five Million and No/100ths Dollars ($75,000,000.00), Tenant shall not be obligated to maintain such insurance.

        12.3 LANDLORD'S INSURANCE. During the term of this Lease, Landlord shall maintain the following insurance policies:

             12.3.1 Comprehensive public liability insurance, including insurance against the assumed or contractual liability of Landlord hereunder, with respect to the Property to afford protection to the limit for each occurrence of not less than Five Million Dollars and No/100ths Dollars ($5,000,000.00) combined single limit for bodily injury, death and property damage; and

             12.3.2 Special form insurance, written at replacement cost value and with replacement cost endorsement, covering the Building and all other improvements in the Property.

The policy carried by Landlord under Section 12.3.1 above shall name Tenant as an additional insured, and both such policies shall provide that no cancellation, reduction or other material changes therein shall be effective until at least ten (10) days after mailing of written notice thereof to Tenant. Certificates evidencing all such insurance shall be delivered to Tenant prior to the Commencement Date, and prior to the expiration of any such policies Landlord shall deliver renewal certificates thereof to Tenant.

        12.4 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties insured against or required to be insured against hereunder (including deductible portions), even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party hereby waives any right of subrogation for all or any insurance maintained by either party. Each party shall cause each insurance policy carried by it hereunder to be written in such manner to provide that the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy.

        12.5 TENANT'S CONTRIBUTION. Tenant shall pay Tenant's Proportionate Share of all premiums for the insurance required to be maintained by Landlord under Section 12.3 above within thirty (30) days after receipt of (a) the applicable premium statement therefor, together with (b) a calculation of Tenant's Proportionate Share.

                                  ARTICLE XIII
                             DAMAGE AND DESTRUCTION

        13.1 ABATEMENT OR ADJUSTMENT OF RENT. If the Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then Fixed Rent and any other charges payable hereunder, shall be abated as set forth herein. If the whole of the Premises shall be damaged or destroyed, or if a substantial portion thereof shall be damaged or destroyed to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then Fixed Rent and any other charges payable hereunder shall be abated entirely until such restoration is completed by Landlord.

        If less than such substantial part of the Premises shall be damaged or destroyed, then Fixed Rent and any other charges payable hereunder shall be abated in proportion to that portion of the Premises of which Tenant shall be deprived on account of such damage or destruction until the repair, restoration, rebuilding or replacement or any combination thereof, of the improvements so damaged or destroyed.

        13.2 REPAIRS AND RESTORATION OF PREMISES.

             13.2.1 Subject to Section 13.2.2 below, upon any damage or destruction of the Premises, Landlord shall promptly proceed to repair, restore, replace or rebuild the Premises, including those tenant improvements made by Landlord to the Premises under ARTICLE V above to substantially the condition in which the same were immediately prior to such damage or destruction and Landlord thereafter shall diligently prosecute said work to completion without delay or interruption, subject to Section 21.5 below. Notwithstanding the foregoing, if Landlord does not either (i) obtain a building permit for any repairs, rebuilding or restoration required hereunder within six (6) months of the date of such damage or destruction, or (ii) complete such repairs, rebuilding or restoration in accordance with Section 15.3 below within twelve (12) months of such damage or destruction, then, in either event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty
        (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be. Upon the occurrence of any damage or destruction to the Premises, if Landlord reasonably anticipates that Landlord shall not be able to obtain a building permit within six (6) months after the date of such damage or destruction and/or that Landlord shall not be able to complete all required repairs and restoration within twelve (12) months of the date of such damage or destruction, Landlord shall deliver written notice thereof to Tenant, and such notice shall set forth the dates by which Landlord reasonably anticipates obtaining such permits and/or completing such restoration ("Landlord's Notice").

        Within fifteen (15) days after receipt of Landlord's Notice, Tenant shall have the right to elect either (i) to terminate this Lease upon thirty (30) days written notice to Landlord, or (ii) to maintain this Lease in full force and effect, in which event Landlord shall obtain such permits and/or complete such restoration in accordance with the dates set forth in Landlord's Notice. If Landlord does not receive such written notice from Tenant within such fifteen (15) days period, then Tenant shall be conclusively deemed to have elected to terminate this Lease. If Tenant shall elect to maintain this Lease in full force and effect, then Landlord shall obtain such permits and/or complete such restoration in accordance with the dates set forth in Landlord's Notice, and if Landlord does not either obtain such permits and/or complete such restoration in accordance with such dates, then Tenant shall have the right to terminate this Lease at any time thereafter upon thirty (30) days written notice to Landlord; provided, however, that notice of termination shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit and/or complete such restoration, as the case may be.

                 13.2.2 Notwithstanding anything to the contrary set forth in
        Section 13.2.1 above if any such damage or destruction to the Premises shall amount to eighty percent (80%) or more of the replacement cost of the Premises (exclusive of the land and foundations), then this Lease may be terminated at the election of either Landlord or Tenant upon written notice to the other party within thirty (30) days after the occurrence of such damage or destruction. Notwithstanding the foregoing, if, prior to the date which is two (2) years after the date of termination of this Lease pursuant to this Section 13.2.2 by Landlord, Landlord shall either (1) rebuild all or any portion of the Premises, or
        (2) commence the rebuilding of a like-kind building within any portion of the Property, Landlord shall deliver written notice thereof to Tenant, and upon written notice to Landlord within thirty (30) days after receipt of such written notice, Tenant shall again have the right to lease space within the Building (if Landlord is rebuilding all or a portion of the Premises) and/or within such building (if Landlord is constructing a new building) upon the terms and conditions set forth in this Lease, with an appropriate adjustment of the size of the Premises, if the restored Building and/or new building to be constructed by Landlord contains floor area less than the floor area contained within the "Premises" pursuant to this Lease as of the date of termination of this Lease pursuant to this Section 13.2.2. In such event, Landlord, at its sole cost and expense, shall construct the premises to be occupied by Tenant in the restored Building and/or the new building, which improvements shall be comparable or better in quality to the condition of the Premises existing as of the date this Lease is terminated pursuant to this Section 13.2.2

                 13.2.3 If this Lease is terminated under this Section 13.2, any Fixed Rent or other charges paid in advance by Tenant shall be refunded to Tenant, and upon payment in full of all sums due Landlord or Tenant by the other party through the date of such fire or casualty, the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

        13.3 DELIVERY OF PREMISES. If this Lease has not been canceled hereunder as a result of any damage or destruction of the Premises, Tenant shall not be required to accept delivery or possession of the Premises and recommence paying Fixed Rent and other charges (or such abated portion thereof) until all of the following shall have occurred:

                 13.3.1 The damaged or destroyed portion of the Premises shall have been completed as nearly as practicable to the condition existing immediately prior to such destruction or damage and in compliance with all laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof; and

             13.3.2 If required, a certificate of occupancy or an equivalent use permit, and all other requisite permits, if any, including an inspection certificate of approval by the National Board of Fire Underwriters and/or ISO (if required) shall have been issued by the appropriate legal authorities issuing same, and Landlord shall have delivered to Tenant such certificate(s) or photostatic copies thereof.

        13.4 REPAIRS AND RESTORATION OF PROPERTY. If the Building, Common Areas or other improvements in the Property (exclusive of the Premises) shall be damaged or destroyed by fire or other casualty or any cause whatsoever, either in whole or in part, then if this Lease is not terminated under Section 13.2.2 above, Landlord shall with due diligence remove any resulting debris and repair and/or rebuild the damaged or destroyed Building, Common Areas, and improvements in accordance with the plans pursuant to which they were originally constructed to the extent then permitted by the applicable governmental laws and regulations.

                                   ARTICLE XIV
                                  CONDEMNATION

        14.1 TOTAL TAKING. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

        14.2 PARTIAL TAKING.

             14.2.1 Tenant may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects:

                    (i) Twenty percent (20%) or more of the floor area of the
             Premises;

                    (ii) Twenty percent (20%) or more of the parking areas of
             the Property shown on EXHIBIT "B" annexed hereto; or

                    (iii) Any portion of the Common Areas whose condemnation
             would materially affect ingress to and egress from the Premises.

        Tenant shall give Landlord notice of Tenant's election within thirty
        (30) days after Tenant shall receive notice of such pending condemnation. If Tenant fails to give Landlord such written notice within such thirty (30) day period, Tenant shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease by Tenant hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

             14.2.2 Notwithstanding anything to the contrary set forth herein, if any portion of the Premises is condemned or conveyed in lieu of such condemnation during the last two (2) years of the term hereof, then either Tenant or Landlord may terminate this Lease upon thirty (30) days written notice to the other party; provided, however, that any such notice of termination by Landlord shall be ineffective, and this Lease shall remain in full force and effect, if Tenant, within thirty (30) days after receipt of such notice from Landlord, shall give notice to Landlord of its intention to extend the term of this Lease in accordance with ARTICLE III above. If Tenant gives Landlord such notice of such renewal, Landlord shall repair and/or restore the Premises in accordance with the terms and conditions of this
        ARTICLE XIV. Notwithstanding any termination of this Lease pursuant to the terms and conditions of this Section 14.2.2, Tenant, at its election, may continue to occupy the Premises, subject to the terms and conditions of this Lease, for the period between the date of such taking and the date when possession of the property to be condemned shall be taken by the appropriate authority.

        14.3 RESTORATION. If this Lease is not terminated under Section 14.2 above, Landlord, at Landlord's sole cost and expense, shall promptly restore the remaining portions of the Premises and/or the Property, as the case may be, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking. If Landlord does not either (i) obtain a building permit for any repairs or restoration required hereunder within six (6) months of the date of taking, or (ii) complete such repairs or restoration in accordance with this Section 14.3 within nine (9) months of such taking, then, in either event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be. Fixed Rent and any other charges payable by Tenant hereunder shall be suspended or abated until the completion of such restoration according to the nature and extent of the injury to the Premises and, in the event of injury to the Common Areas or the remainder of the Property, to Tenant's business. Upon any condemnation of a portion of the Premises, the Fixed Rent and any other charges payable by Tenant hereunder shall be proportionately reduced based upon the floor area of the Premises remaining after said taking.

        14.4 RELEASE. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XIV, Fixed Rent and any other charges, if any, paid in advance by Tenant shall be refunded to Tenant, and the parties, effective as of such termination, shall be released from all liability and obligations thereafter arising under this Lease.

        14.5 THE AWARD. All compensation awarded for any taking, whether for the whole or a portion of the Premises, or for any other portion of the Property, shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of the fee, or otherwise, and Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation; provided, however, Landlord shall not be entitled to and Tenant shall have the sole right to retain any portion of any award made by the appropriating authority for (a) the unamortized portion of any leasehold improvements installed by Tenant in the Premises, (b) the cost of removal of leasehold improvements, fixtures, and other improvements installed in the Premises by, or at the expense of, Tenant, (c) relocation expenses, and (d) any separate award made by the appropriating authority directly to Tenant, provided that any such award to Tenant pursuant to (a) - (d) herein shall not reduce any award payable to Landlord.

                                   ARTICLE XV
                                EVENTS OF DEFAULT
                                -----------------

        15.1 EVENTS OF DEFAULT BY TENANT; REMEDIES. If Tenant shall at any time be in default in the payment of rental or any other charges hereunder or in the performance of any of the covenants of this Lease, and Tenant shall fail to remedy such default within (a) ten (10) days after receipt of written notice thereof from Landlord if such default is in connection with the payment of Fixed Rent or the payment of any other charges, or (b) thirty (30) days after receipt of written notice thereof from Landlord if such default is nonmonetary (but Tenant shall not be deemed in default if it commences to remedy such default within said thirty (30) day period and proceeds therewith with due diligence), or if Tenant shall be adjudged bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises be appointed in any action, suit or proceeding by or against Tenant and not removed within sixty (60) days after appointment, or if the interest of Tenant in the Premises shall be sold under execution or other legal process, Landlord may by notice to Tenant, (i) terminate this Lease, or without terminating this Lease, re-enter the Premises by summary proceedings, proceedings in forcible entry and detainer, eviction, or otherwise, and may dispossess Tenant, if Tenant has defaulted in the payment of Fixed Rent or the payment of any other charges due and payable to Landlord hereunder, and (ii) pursue all rights and remedies available to Landlord at law or equity, provided that Landlord shall have no right to terminate this Lease and/or Tenant's right of possession if Tenant shall not have defaulted in the payment of Fixed Rent or the payment of any other charges due and payable to Landlord hereunder. Notwithstanding the foregoing, if Tenant shall in good faith either claim the right to reduce Fixed Rent or offset any sum against Fixed Rent, dispute any sum or obligation for which payment or performance is claimed by Landlord to be due under this Lease, or otherwise exercise any rights or remedies permitted to be exercised by Tenant under this Lease, then Tenant shall not be deemed in default under this Lease unless and until a court of competent jurisdiction shall issue a final, nonappealable judgment in favor of Landlord and Tenant shall have failed, within thirty (30) days after the receipt of such final, nonappealable judgment, to pay all sums and/or perform such obligations which Tenant previously failed to pay and/or to perform as a result of Tenant's good faith claim of its right to do so as set forth herein. During the pendency of any such dispute, Tenant shall deposit, in escrow with a title company, bank, or other institution mutually acceptable to Landlord and Tenant, all sums for which Tenant claims the right to reduce Fixed Rent and/or to offset against Fixed Rent herein, and Tenant shall pay all undisputed sums to Landlord in accordance with the terms of this Lease. Such sums shall be deposited into an interest-bearing account, and Landlord and Tenant shall execute such escrow instructions as may be reasonably required as the escrow holder with respect such funds. Upon the resolution of such dispute, such funds, together with the interest accrued thereon, shall be paid to the party entitled to the same.

        15.2. REMEDIES.

                    15.2.1 Upon any default by Tenant under this Lease, Landlord shall use reasonable efforts to mitigate all damages arising as a result of such default, but only to the extent required by applicable law. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease as above provided, Landlord shall use reasonable efforts to relet the Premises or any part thereof to any person, firm or corporation and for such time and upon such reasonable terms as Landlord may determine, but only to the extent required by applicable law. Landlord may make repairs in and to the Premises to the extent necessary to restore the Premises to good condition and repair, and Tenant, upon demand in writing, shall pay the reasonable cost thereof together with Landlord's reasonable expenses of reletting, including any commissions and attorneys' fees relative thereto (but excluding any alterations or additions to the Premises or any tenant improvements to the Premises for a replacement tenant). If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with the reasonable costs required to be reimbursed by Tenant to Landlord as set forth herein, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing.

                    15.2.2 If Tenant shall have defaulted in the payment of
             Fixed Rent or the payment of any other charges payable to Landlord hereunder, then Landlord shall have the right, after the expiration of all notice and grace periods as set forth above, upon notice to Tenant either to terminate this Lease, or without terminating this Lease, terminate Tenant's right of possession. If Landlord shall obtain, from a court of competent jurisdiction, both (i) a final, non-appealable judgment that Tenant has defaulted in the payment of Fixed Rent and/or other charges due and payable from Tenant to Landlord hereunder and (ii) a final non-appealable judgment providing for the termination of this Lease and/or the termination of Tenant's right of possession of the Premises, then if Tenant shall fail to pay such sums to Landlord within thirty (30) days thereafter, this Lease and/or Tenant's right of possession shall terminate in accordance with such final, non-appealable judgments, and Fixed Rent and other charges due and payable by Tenant to Landlord shall be payable in advance as hereinafter set forth. If Fixed Rent or other charges are required to be paid in advance as set forth in this Section 15.2.2, then such sums shall be equal to the Fixed Rent and all other charges required to be paid by Tenant to Landlord under this Lease which Landlord would have received under the Lease for the remaining portion of the then current term, discounted to present value as of the date of such prepayment at a rate which is one percent (1%) per annum in excess of the prime rate then in effect at Chase Manhattan Bank. If Fixed Rent and other charges herein are paid in advance by Tenant as set forth in this Section 15.2.2, then if Landlord shall relet all or any portion of the Premises at any time during what would have been the remaining term of this Lease, then said sums shall (i) first be applied to any sums remaining due and payable by Tenant to Landlord under Section 15.2.1 above (if any), and (ii) the balance shall be paid by Landlord to Tenant, within thirty (30) days after receipt thereof by Landlord.


        15.3 OTHER REMEDIES. The rights and remedies of Landlord set forth in this ARTICLE XV and in Section 16.1 below shall be in addition to all of the rights and remedies available to Landlord at law on in equity, provided that no event shall Landlord be entitled to any damages not permitted herein and in no event shall Fixed Rent or other charges under this Lease be accelerated or otherwise be payable in advance of the due dates otherwise set forth in this Lease, except as set forth in Section 15.2.2 above.

        15.4 WAIVER OF LIEN. Landlord waives and releases any and all liens and every right to institute proceeds to obtain a lien and any other rights to distraint, levy or execution against any property in which Tenant's lender has a security interest, all or part of which may be located upon or affixed to the Premises (the "Collateral") for any rent or other sums due or to become due to Landlord, whether under the Lease for the Premises or otherwise, and all claims and demands of Landlord of every kind against the Collateral, during the term of the aforesaid agreement and any renewal, extension or modification thereof or substitution therefor. Landlord agrees that the Collateral will remain personal property and will not become part of the Premises.

        15.5 LANDLORD'S RIGHT TO REMOVE CHATTELS. Any and all property which may be removed from the Premises by Landlord in accordance with the terms of this Lease may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord in no event shall be responsible for the preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand in writing, any and all reasonable expenses incurred in connection with such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. If any property shall remain in the Premises or in the possession of Landlord and shall not be retaken by Tenant within a period of ten (10) days from and after the time when the Premises are either abandoned by Tenant or repossessed by Landlord under the terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by Tenant.

        15.6 LANDLORD'S DEFAULT. Upon any default by Landlord under this Lease which is not cured within thirty (30) days after receipt of written notice thereof from Tenant (but Landlord shall not be deemed in default if it commences to remedy such default within such thirty (30) day period and proceed therewith with due diligence), Tenant shall have the right, in addition to all other rights and remedies explicitly set forth in this Lease, to pursue all rights and remedies available at law or in equity, including the right to terminate this Lease if such default materially and adversely affects Tenant's use of the Premises.

        15.7 DEFAULT INTEREST. Any sum required to be paid by either party to the other party hereunder which is not paid within ten (10) days after the date when due shall (except as otherwise provided in this Lease) bear interest from the original date due at a rate per annum equal to the prime rate then in effect at Chase Manhattan Bank, New York, plus four percent (4%) or, if less, the maximum rate permitted by law (the "Default Rate").

                                   ARTICLE XVI
                                SELF-HELP RIGHTS

        16.1 LANDLORD'S SELF-HELP. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any other right or remedy permitted to be exercised by Landlord under ARTICLE XV above, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount, together with interest thereon at the Default Rate, shall be added to and become due as a part of the next payment of rent due hereunder.

        16.2 TENANT'S SELF-HELP. If Landlord shall breach, or fail to perform or observe, any agreement or condition in this Lease contained on Landlord's part to be performed or observed, then if (a) Landlord shall not cure such breach or failure within thirty (30) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than thirty
(30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), and

(b) such breach or failure creates a reasonable risk of damage to Tenant's property, personal injury, and/or a material and adverse effect on Tenant's use or occupancy of the Premises, Tenant may, at Tenant's option, without waiving any other right or remedy permitted to be exercised by Tenant under the express terms of this Lease with respect to such default, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period if reasonably necessary to protect the Premises and/or parking for or access to the Premises, to prevent imminent injury or damage to persons or property, or in the event of any other emergency (e.g., roof leak). If "Landlord" is no longer an entity controlled by or affiliated with Bruce Federman, then any amounts not reimbursed by Landlord within thirty (30) days of Tenant's written demand therefor may be applied by Tenant, together with interest thereon at the Default Rate, as a credit against Tenant's next payment(s) of Fixed Rent or other charges, provided that the aggregate of all such claims shall not exceed, on a monthly basis, twenty percent (20%) of Fixed Rent, and if Landlord shall in good faith dispute the right of Tenant to exercise any offset rights set forth herein, such offset shall not exceed 50% of any amount claimed due by Tenant and disputed by Landlord herein.

                                  ARTICLE XVII
                                      TITLE

        17.1 SUBORDINATION. Tenant hereby subordinates this Lease to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the Premises; provided, however, that Landlord, at its expense, shall procure from any such mortgagee an agreement, in writing, in form and substance acceptable to Tenant, providing in substance that (a) so long as Tenant performs the obligations imposed upon Tenant hereunder, its tenancy will not be disturbed, nor its rights under this Lease affected by, any default under such mortgage nor shall Tenant be named as a defendant in any foreclosure proceeding (unless, in order to obtain jurisdiction of such foreclosure matter and/or to implement such foreclosure, Tenant is required to be named as a defendant in such proceeding and) (b) in the event of any foreclosure under any such mortgage or deed of trust, or a granting of a deed in lieu thereof, any such mortgagee or purchaser of Landlord's interests through foreclosure sale or deed in lieu thereof shall permit the insurance proceeds and condemnation awards to be used for any restoration and repair required under ARTICLES XII and XIV hereof and shall otherwise assume the obligations of Landlord under this Lease. Landlord, at its expense, shall procure such executed agreement from any existing mortgagee of the Property on or before the Commencement Date; if Landlord fails to deliver such executed agreement to Tenant as required herein, the Commencement Date shall be extended to such date on which Tenant receives such executed agreement from such mortgagee.

        17.2 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

        17.3 LANDLORD'S ASSURANCES. To induce Tenant to execute this Lease, and in consideration thereof, Landlord warrants, represents, covenants and agrees as follows:

             17.3.1. Landlord has good fee simple title to the entire Property free and clear of all easements, restrictions, liens, encumbrances, leases and the like, except as set forth on EXHIBIT "D", attached hereto and made a part hereof.

             17.3.2. To Landlord's knowledge, there are no restrictions or other legal impediments either imposed by law (including applicable zoning and building ordinances) or by any instrument (including the items set forth on EXHIBIT "D") or any pending governmental actions, which would prevent the use of the Premises for office and warehouse purposes after completion of construction thereof by Landlord in accordance with applicable law and the requirements of applicable governmental authorities, or the use of the Common Areas, including all access routes and entrances to the Property, in the manner contemplated by this Lease. If at any time during the term of this Lease (or any renewal thereof) applicable law shall not permit the use of the Premises or the Common Areas for office and warehouse purposes, then Tenant, without waiving any other rights Tenant may have on account thereof, may terminate this Lease by giving Landlord notice thereof.

             17.3.3 Landlord has no knowledge or notice of any pending condemnation or eminent domain proceedings with respect to the Property, nor has Landlord any actual knowledge or notice that the Property, or any portion thereof, is in violation of any applicable statute, law, rule, regulation, or order of any governmental authority, including any zoning ordinances or building codes.

             17.3.4 The execution and performance of this Lease by Landlord will not violate or cause a default under any agreement, instrument, or other transaction to which Landlord is a party or by which Landlord and/or the Property are bound.

                                  ARTICLE XVIII
                                  -------------
                                     SIGNS
                                     -----

        Tenant shall not erect or install any ground, building, or roof signs without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that Tenant shall have the right to erect identification and directional signage only. All signs installed by Tenant shall comply with all requirements of appropriate governmental authority, and all necessary permits or licenses shall be obtained by Tenant.
 Tenant shall maintain all signs in good condition and repair at all times. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal.

                                   ARTICLE XIX
                                   -----------
                              HAZARDOUS SUBSTANCES
                              --------------------

        19.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

        19.2 TENANT'S OBLIGATIONS.

             19.2.1 Tenant shall not cause or permit to occur (i) any violation of any federal, state, or local law, ordinance, or regulation ("Laws") now or hereafter enacted, related to Hazardous Substances on, under, or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Premises in violation of applicable federal or state laws, or the transportation to or from the Premises of any Hazardous Substances in violation of applicable federal or state laws.

             19.2.2 Tenant shall indemnify, defend and hold harmless the Landlord from all liabilities, fines, suits, procedures, claims and actions of every kind, and all costs and expenses associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any violation of any Laws by Tenant, its employees, agents, independent contractors or invitees that occurs during the term of this Lease, at or from the Premises or which arises at any time from Tenant's use or occupancy of the Premises.

             19.2.3 Tenant's obligation and liabilities under this Section 19.2 shall survive the expiration or termination of this Lease.

        19.3 LANDLORD'S OBLIGATIONS.

             19.3.1 Landlord shall not cause or permit to occur (i) any violation of any Laws now or hereafter enacted, related to Hazardous Substances on, under, or about the Property; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Property in violation of applicable Laws, or the transportation to or from the Property of any Hazardous Substances in violation of applicable Laws.

             19.3.2 Except for matters for which Tenant is obligated to indemnify Landlord pursuant to Section 19.2 above, Landlord shall indemnify, defend and hold harmless the Tenant from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances in violation of any Laws that occurs during the term of this Lease, at or from the Property.

             19.3.3 In the event that any Hazardous Substances are discovered in, on, or about the Property, and such Hazardous Substances were not caused or permitted to occur by either Tenant or Landlord, then Landlord, at its sole cost and expense, shall be obligated to comply with all Laws with respect to such Hazardous Substances, in accordance with the terms and conditions of this Section 19.3, provided that Landlord shall be entitled to pursue all rights and remedies against such other parties as may be responsible for the presence of such Hazardous Substances in, on or about the Property.

             19.3.4 Landlord's obligation and liabilities under this Section
        19.3 shall survive the expiration of this Lease.

                                   ARTICLE XX
                    EXPANSION RIGHTS; RIGHT OF FIRST REFUSAL

        20.1 Options. Tenant is hereby granted the following options to lease an aggregate of approximately two hundred thousand (200,000) square feet of additional space within the Property (the "Option Space"):

                 20.1.1 Upon written notice to the Landlord on or before December 1, 1999, Tenant shall have the right to lease one hundred thousand (100,000) square feet of space within the Property (the "Initial Option Space"). The Initial Option Space shall consist of the floor area within the Building which is contiguous to the Premises ("Original Space"); provided, however, in the event that (i) prior to the receipt by Landlord of Tenant's written notice of Tenant's exercise of the option provided herein, Landlord shall have entered into a bona fide lease (or leases) with a third party (or parties) renting the Original Space and (ii) there is no other space available within the Building which is acceptable to Tenant, the Initial Option Space shall consist of one hundred thousand (100,000) square feet of floor area to be contained within an expansion of the Building in an area contiguous to the Premises (the "New Building Space").

                 20.1.2 If the Initial Option Space is the New Building Space, then the New Building Space shall be constructed with similar materials and with similar improvements as the Premises, unless otherwise agreed by the Landlord and Tenant. Within thirty (30) days after receipt of Tenant's written notice of Tenant's exercise of the option provided herein, Landlord and Tenant shall reasonably cooperate in good faith to solicit bids for each major portion of the construction to be performed by Landlord hereunder, including architectural services, engineering services, general contractor services, and subcontractor services for each "major subcontract" (hereinafter defined), and Tenant shall have the right to select an architect, engineer, general contractor, and/or subcontractors with respect to each "major subcontract" with respect to all such bids. For purposes of this paragraph, a "major subcontract" shall mean all subcontracts for portions of the construction to be performed by Landlord hereunder which individually exceed Twenty Five Thousand Dollars ($25,000.00). Upon receipt of all bids applicable to each portion of the construction to be performed by Landlord hereunder, Landlord and Tenant shall reasonably cooperate to negotiate with such architects, engineers, general contractors and/or subcontractors to reduce the Cost of Construction (hereinafter defined) for Landlord's work, and Landlord shall accept the lowest responsive bid submitted with respect to each applicable portion of Landlord's work, unless Landlord and Tenant agree otherwise.

                 For purposes of this paragraph, the "Cost of Construction" shall mean all costs incurred by Landlord in the construction of New Building Space, including without limitation architectural costs, general contractor costs, subcontractor's costs, costs of materials, licensing fees, and permitting fees.

                 Concurrently with the solicitation of bids for the Cost of Construction, Landlord and Tenant shall reasonably cooperate in good faith to determine, and obtain, the best financing package then available for similar projects and properties in New Jersey, to finance the Cost of Construction. In making such determination, Landlord and Tenant shall consider the then prevailing terms and conditions required by lenders for similar projects, including required equity contributions, prevailing rates of interest, and prevailing amortization periods for similar loans. Both Landlord and Tenant shall have the right to reasonably approve the proposed financing structure for the Cost of Construction, provided that in no event shall Landlord's required equity contribution be permitted to exceed forty percent (40%) of the Cost of Construction. Subject to the foregoing, if Landlord and Tenant are unable to agree upon a financing structure for the Cost of Construction within sixty
        (60) days after the date the Cost of Construction is determined as set forth above, then either Landlord or Tenant shall have the right to terminate the option provided to Tenant herein with respect to the New Building Space; provided, however, that if either Landlord or Tenant, within ten (10) days after receipt of the other party's notice of termination herein, delivers written notice to the other party that it will accept the proposed financing structure proposed by the non-terminating party, then such notice of termination shall be of no further force or effect and Tenant's option with respect to the New Building Space shall remain in full force and effect. The financing structure approved by Landlord and Tenant shall be referred to herein as the "Financing Structure".

                 Upon the determination of the Cost of Construction and the Financing Structure, the annual Fixed Rent for the New Building Space (the "New Building Space Rent') shall be the sum of (i) the annual payments of principal and interest required to be paid under the Financing Structure and (ii) the product of (A) the Rate of Return (hereinafter defined) and (B) the equity required to be contributed by Landlord as part of the Financing Structure. The "Rate of Return" shall mean (A) fifteen percent (15%), if Landlord's required equity contribution under the Financing Structure is twenty percent (20%) or less of the Cost of Construction, (B) fourteen percent (14%), if Landlord's required equity contribution under the Financing Structure is thirty percent (30%) of the Cost of Construction, or (C) thirteen percent (13%),if Landlord's required equity contribution under the Financing Structure is forty percent (40%) of the Cost of Construction. If Landlord's required equity contribution under the Financing Structure is greater than twenty percent (20%) but less than thirty percent (30%), or greater than thirty percent (30%) but less than forty percent (40%), then the "Rate of Return" shall be adjusted proportionately (e.g., if Landlord's required equity contribution is twenty-five percent (25%), the "Rate of Return" shall be fourteen and five tenth percent (14.5%)).

                 Landlord shall construct the New Building Space and shall deliver possession thereof to Tenant as soon as reasonably possible, but in no event later than the date which is fifteen (15) months after Landlord and Tenant approve the Financing Structure. If Landlord shall fail to deliver possession of the New Building Space to Tenant within such fifteen (15) month period, then in addition to all other rights and remedies available at law or equity, Tenant shall have the right either
        (i) to terminate this Lease with respect to the New Building Space only, or (ii) to require Landlord to provide to Tenant, at Landlord's cost and expense, "like kind" space which is as close to the Premises as reasonably possible. For purposes of this paragraph, "like kind" shall mean space with a ceiling height no less than that provided in the Premises, and otherwise as similar to the Premises as reasonably possible. If Tenant shall elect to require Landlord to provide such alternative space to Tenant, then (i) Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in relocating merchandise to such alternative space, (ii) commencing from and after the date of possession of such alternative space is provided to Tenant, Tenant shall pay to Landlord Fixed Rent and additional charges for such alternative space in accordance with the amounts required be paid by Tenant herein with respect to the Premises, and (iii) Landlord, at its sole cost and expense, shall pay any rent or additional charges required to be paid with respect to such alternative space in excess of the amounts required to be paid by Tenant herein.

                 All work to be performed by Landlord in constructing the New Building Space shall be performed in a good and workmanlike manner, using new materials, and in accordance with all applicable laws, rules, regulations and ordinances. All such work shall be performed in a manner not to unreasonably interfere with Tenant's use of the original Premises. Landlord shall warranty and guarantee all work performed by Landlord with respect to the New Building Space against any defects in materials, workmanship, or design, for a period of one (1) year after the date Tenant takes possession of the New Building Space. Within thirty (30) days after written notice thereof from Tenant, Landlord shall use reasonable efforts to correct all punch list items with respect to the New Building Space; provided, however, that if any such items cannot be corrected within such thirty (30) day period, then Landlord shall commence to correct such items within such thirty (30) day period, and shall diligently pursue such cure to completion thereafter.

                 Upon taking possession of the New Building Space, the "Premises" herein shall be deemed to include the New Building Space for all purposes under this Lease, and all terms and conditions of this Lease shall be applicable to the New Building Space; provided, however, that the "Fixed Rent" applicable to the New Building Space shall be the New Building Space Rent, and the New Building Space Rent shall be increased during the option periods provided under Section 2.5 above by the same percentage increase as the increase in the Fixed Rent for the original Premises during such option periods pursuant to Section 3.1 above.

                 20.1.3 If the Initial Option Space shall consist of the Original Space and/or other space within the Building, then Landlord shall perform all work required to enclose the area subject to such option and to incorporate such area into the existing Premises, including the construction of all exterior and/or demising walls, separation and/or consolidation of utilities, and all of the work required to obtain a certificate of occupancy for the Premises, as so expanded (if the local jurisdiction requires a certificate of occupancy for the Premises). All work performed by Landlord hereunder shall be performed in a good and workmanlike manner, using new materials, in accordance with all applicable laws, rules, regulations and ordinances, and in a manner so as to not unreasonably interfere with Tenant's use of the then existing Premises. Landlord shall perform such work and deliver possession of the applicable expansion area to Tenant as soon as reasonably possible, but no later than the date which is one hundred eighty (180) days after Tenant's acceptance notice. If Landlord shall fail to deliver possession of the applicable expansion area to Tenant within such one hundred eighty (180) days, Tenant shall have the right either (i) to terminate this Lease with respect to the applicable expansion area only, or (ii) to require Landlord to provide to Tenant, at Landlord's cost and expense, "like kind" space which is as close to the Premises as reasonably possible. For purposes of this paragraph, "like kind" shall mean space with a ceiling height no less than that provided in the Premises, and otherwise as similar to the Premises as reasonably possible. If Tenant shall elect to require Landlord to provide such alternative space to Tenant, then (i) Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in relocating merchandise to such alternative space, (ii) commencing from and after the date of possession of such alternative space is provided to Tenant, Tenant shall pay to Landlord Fixed Rent and additional charges for such alternative space in accordance with the amounts required be paid by Tenant herein with respect to the Premises, and
        (iii) Landlord, at its sole cost and expense, shall pay any rent or additional charges required to be paid with respect to such alternative space in excess of the amounts required to be paid by Tenant herein.

                 Landlord shall warranty and guarantee all work performed by Landlord with respect to the applicable expansion area against any defects in materials, workmanship, or design, for a period of one (1) year after the date Tenant takes possession of the applicable expansion area. Within thirty (30) days after written notice thereof from Tenant, Landlord shall use reasonable efforts to correct all punch list items with respect to the applicable expansion area; provided, however, that if any such items cannot be corrected within such thirty (30) day period, then Landlord shall commence to correct such items within such thirty (30) day period, and shall diligently pursue such cure to completion thereafter.

                 Commencing on the date Landlord substantially completes Landlord's work hereunder and delivers possession of the applicable expansion area to Tenant, such expansion area shall be incorporated into and made a part of the "Premises" for all purposes under this Lease, and all terms and conditions of this Lease shall be applicable to such expansion area.

                 20.1.4 Upon written notice to the Landlord on or before June 1, 2003, Tenant shall have the right to lease one hundred thousand (100,000) square feet of space within the Option Space (the "Remaining Option Space"). If Tenant shall desire to take possession of the Remaining Option Space prior to June 1, 2003, then the Remaining Option Space shall consist of space within the Building which is contiguous to the Premises, unless prior to receipt by Landlord of Tenant's exercise of the option provided herein Landlord shall have executed a bona fide lease (or leases) with a third party (or parties) renting such space. In such event, the Remaining Option Space shall be the New Building Space, as determined in accordance with the terms and conditions of Section
        20.1.1 - 20.1.3 above.

                 If Tenant shall desire to take possession of the Remaining Option Space as of a date which is from and after June 1, 2003, then the Remaining Option Space shall be adjacent to the original Premises and shall be in the location shown on Exhibit "B" attached hereto. Upon the exercise by the Tenant of the option provided herein, then if the Remaining Option Space is contained within the Building, Landlord shall perform all work required to enclose the Remaining Option Space and to incorporate the Remaining Option Space into the existing Premises within the Building, including the construction of all exterior and/or demising walls, separation and/or consolidation of utilities, and all other work required to obtain a certificate of occupancy for the Premises, as so expanded (if the local jurisdiction requires a certificate of occupancy for the Premises). All work performed by Landlord hereunder shall be performed in a good and workmanlike manner, using new materials, in accordance with all applicable laws, rules, regulations and ordinances, and in a manner so as not to unreasonably interfere with Tenant's use of the then existing Premises. Landlord shall warranty and guarantee all work performed by Landlord hereunder for a period of one(1) year after the date possession of the Remaining Option Space is delivered to Tenant hereunder, and Landlord shall correct all punch list items within thirty
        (30) days after Tenant's written notice thereof to Landlord. If Landlord shall fail to deliver possession of the Remaining Option Space to Tenant on or before the date which is one hundred eighty (180) days after the date of Tenant's written notice of Tenant's exercise of the option provided in this Section 20.1.2, then in addition to all other rights or remedies available to Tenant at law or in equity, Tenant shall have the right (i) to terminate this Lease with respect to the Remaining Option Space, or (ii) to require Landlord to provide to Tenant, at Landlord's cost and expense, "like kind" space which is as close to the Premises as reasonably possible. For purposes of this paragraph, "like kind" shall mean space with a ceiling height no less than that provided in the Premises, and otherwise as similar to the Premises as reasonably possible. If Tenant shall elect to require Landlord to provide such alternative space to Tenant, then (i) Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in relocating merchandise to such alternative space, (ii) commencing from and after the date of possession of such alternative space is provided to Tenant, Tenant shall pay to Landlord Fixed Rent and additional charges for such alternative space in accordance with the amounts required be paid by Tenant herein with respect to the Premises, and (iii) Landlord, at its sole cost and expense, shall pay any rent or additional charges required to be paid with respect to such alternative space in excess of the amounts required to be paid by Tenant herein.

        Commencing on the date Tenant takes possession of the Remaining Option Space, the Remaining Option Space shall be deemed incorporated into and made a part of the "Premises" for all purposes under this Lease, and all terms and conditions of this Lease shall be applicable to the Remaining Option Space.

        The options provided in this Section 20.1 shall remain in full force and effect notwithstanding Tenant's right of first refusal under Section 20.2 below. After exercising any such option, unless such option is otherwise terminated in accordance with the terms of this Section 20.1, Tenant shall not have the right to withdraw any option exercised by Tenant herein as a result of the exercise by Tenant of Tenant's right of first refusal provided under Section 20.2 below.

        20.2 RIGHT OF FIRST REFUSAL. In addition to the options provided to Tenant under Section 20.1 above, Tenant shall have a right of first refusal with respect to any space within the Building during the term of this Lease; provided, however, that nothing contained herein shall affect or modify the option rights provided to Tenant under Section 20.1 above. If Landlord shall desire to enter into any bonafide lease, license, or other agreement for the use of any space within the Building, Landlord shall deliver written notice thereof to Tenant, together with (i) a detailed description of all pertinent terms and conditions of such proposed lease, license or other agreement and (ii) copies of all applicable documents in connection with such proposed lease, license or other agreement, including without limitation any letters of intent, leases, license agreements, or other agreements (which notice, together with such information and documents, shall be referred to herein as the "Offer"). Within fifteen (15) days after receipt of the Offer, Tenant shall have the right to lease the space within the Building which is the subject of the Offer (the "Offer Space"), upon written notice to Landlord within such fifteen (15) day period. If Tenant shall deliver such written notice to Landlord within such fifteen (15) day period, then Landlord shall lease the Offer Space to Tenant upon the terms and conditions set forth in the Offer.

        If Tenant shall fail to deliver such written notice to Landlord within such fifteen (15) day period, then Tenant shall be deemed to have rejected the Offer. If Tenant shall reject the Offer (or shall be deemed to have rejected the Offer), then Landlord shall have a period of one hundred eighty (180 days to lease space to such other third party in accordance with the terms and conditions of the Offer. If either (i) Landlord fails to execute a lease, license agreement, or other agreement in accordance with the terms and conditions of the Offer within such one hundred eighty (180) day period, or (ii) the terms of the Offer shall be changed in any material manner, then Tenant shall again have a right of first refusal with respect to such space in accordance with the terms and conditions of this Section 20.2. Without limitation, for purposes of this Section 20.2, a "material" change in the terms and conditions of the Offer shall include any change which would affect the term, economic obligations, or square footage, such to the Offer by 10% or more, provided that absence of any such change shall not be deemed to be "non-material" if any such other change would otherwise by "material" under the circumstances. If Tenant shall reject any Offer (or shall be deemed to have rejected any Offer), then Landlord shall execute a lease with a third party as permitted herein with respect to the space which is subject to the Offer, then at such time as such space again becomes vacant, Tenant shall again have a right of first refusal with respect to such space in accordance with the terms and conditions of this Section 20.2

                                   ARTICLE XXI
                                  MISCELLANEOUS

        21.1 HOLDING OVER. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the original term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained and at one hundred fifty percent (150%) of the Fixed Rent in effect upon the expiration of the term, prorated and payable for the period of such occupancy, and Landlord shall have the right to terminate such tenancy upon five
(5) days written notice to Tenant.

        21.2 WAIVERS. Failure of either party to complain of any act or omission on the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, such consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

        21.3 NOTICES. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver. Notices shall be mailed to the address hereinabove set forth or such other address as either party may hereafter designate by notice to the other.

        21.4 ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

        21.5 UNAVOIDABLE DELAYS. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (other than Tenant's obligation to make payments of Fixed Rent and other charges required hereunder), by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control (collectively, "Unavoidable Delays"), then performance of such act shall be excused for the period for the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

        21.6 ESTOPPEL CERTIFICATES. At any time and from time to time upon either party's written request, the other party will execute, acknowledge and deliver a certificate certifying that:

                 21.6.1 The Lease is in full force and effect;

                 21.6.2 The Lease has not been modified or amended in any respect or, if modified, submitting copies of such modifications or amendments;

                 21.6.3 There are no defaults thereunder (or if there are defaults) specifying the nature of such defaults); and

                 21.6.4 Any other matter which Landlord may reasonably be requested with respect to this Lease.

        21.7 INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        21.8 CAPTIONS AND DEFINITIONS. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        21.9 ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

        21.10 NO PARTNERSHIP. Landlord is not and shall not become by this Lease or by any rights granted or reserved herein a partner or joint venturer of or with Tenant in the conduct of Tenant's business or otherwise.

        21.11 MEMORANDUM OF LEASE. This Lease shall not be recorded; however, Landlord and Tenant shall, upon the request of either, execute and deliver a Memorandum of Lease setting forth such information as may be necessary to constitute a "short form lease", which Tenant shall, at its sole expense, cause to be recorded in the County Recorder's Office having jurisdiction over the Premises within thirty (30) days after the execution of said Memorandum of Lease.

        21.12 BROKERS. Landlord and Tenant represent and warrant that they have not dealt with any real estate broker in connection with this Lease.

        21.13 GUARANTY. This Lease shall be guaranteed by Mazel Stores, Inc. pursuant to the Guaranty in the form of Exhibit "E" attached hereto and made a part hereof.

        21.14.1 EXCULPATION. Tenant agrees to look solely to Landlord's then interest in the Building and the Property (or the proceeds thereof) for recovery of any judgment from Landlord, it being understood that Landlord's members, representatives, agents, partners, shareholders, directors, employees, fiduciaries and officers shall have no personal liability for any such judgment or for the payment of any monetary obligation.

        21.14.2 Except as otherwise provided herein, the individuals that execute this lease on behalf of Landlord are acting as agent only for Landlord and shall not in any event be held liable for the fulfillment or non-fulfillment of any of the terms, covenants, or conditions of this Lease or for any action or proceeding that may be taken by either party against the other, including, but not limited to, any such action arising out of the performance or non-performance by such agent of any act pursuant to either party's direction.

        21.14.3 In the event Landlord conveys or transfers its interest in the Property and/or Building, except as collateral security for a loan, upon such conveyance or transfer Landlord (and in the case of any subsequent conveyances or transfer the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any terms, covenants and conditions on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer so long as the grantee, assignee or transferee thereof assumes all of such liability and obligations on behalf of Landlord.

        21.15 GOVERNING LAW. This Lease shall be construed by, and enforced in accordance with, the laws of the state of New Jersey.

                                  ARTICLE XXII
                               DISPUTE RESOLUTION

        22.1 ARBITRATION. Upon the election of either party under this Lease, in the event of any dispute, such dispute shall be resolved exclusively and finally by arbitration conducted in accordance with this Article XXII. Notwithstanding the foregoing, to the extent that such matter arises out of a claim, third party claim or cross claim regarding a matter which is already the subject of litigation in a court of competent jurisdiction in which the party bringing such claim is already a party defendant, then such claim may be presented in such court proceeding, and provided further that any dispute which is not specifically required by any other provision of this Lease to be resolved by arbitration shall not be subject to arbitration unless agreed in writing by Landlord and Tenant.

                 22.1.1 In the event of a dispute subject to arbitration hereunder, either party may serve written notice upon the other demanding arbitration and identifying specifically the matters to be arbitrated and the dispute shall be resolved by an arbitration panel consisting of three (3) arbitrators. Each arbitrator appointed herein shall be experienced in the leasing and/or management of properties similar to the Property. Within ten (10) days after delivery of such written notice, each party shall appoint one person to act as an arbitrator, which arbitrator need not be a disinterested person. Once the first two arbitrators are appointed, they shall appoint a third arbitrator within ten (10) days of the date the last of them is appointed, which arbitrator shall have no interest in the outcome of the dispute. If either of the parties fails to appoint an arbitrator or the two appointed arbitrators are unable to agree on the third arbitrator within the allotted time, then either of the parties may request the American Arbitration Association ("AAA") to provide a list of ten (10) names and each party shall have five (5) days from the date of receipt of such list within which to select five (5) names from the list of ten (10), ranking them in order of preference, starting with number one through five. Each unfilled position as arbitrator shall be filled by a person selected by both parties and having the lowest number of combined points in the combination of their total rankings as designated by each.

                 22.1.2 The third arbitrator selected shall serve as chairperson of the panel. If more than one arbitrator is selected with the assistance of the AAA, the arbitrator with the lowest number of combined points shall serve as chairperson of the panel. All arbitrators selected with the assistance of the AAA shall be compensated in the same amount and in the same manner as arbitrators are paid under the rules of the AAA for commercial arbitrations, which compensation shall be divided equally between the parties, unless the arbitration panel determines that equitable considerations require a different division of such costs. Expenses of arbitrators selected by a party and of preparation for the arbitration, including the cost of counsel and other expenses, shall be borne by each party respectively. All other expenses not specifically relating to the presentation of evidence by either party shall be divided in the same manner as the compensation of the arbitrators selected with the assistance of the AAA.

                 22.1.3 The parties shall cooperate in providing information a reasonable amount of time before the commencement of the arbitration hearing, but all such information which is requested by either party shall be exchanged no later than ten (10) days before the scheduled date of the commencement of the arbitration hearing. This shall include (i) the names, addresses and occupations of witnesses or affiants and a brief statement of the subject matter and nature of the testimony for which they will be presented; and (ii) identification of and exchange of all exhibits or documents to be offered or used at the arbitration hearing. Unresolved discovery disputes may be brought to the attention of the arbitration panel and such disputes shall be disposed of by the panel.

                 22.1.4 There shall be a preliminary administrative conference which shall be held not less than five (5) nor more than ten (10) days before the arbitration hearing and at such preliminary conference the parties shall specify issues to be resolved, stipulate to uncontested facts, and consider any other matters which will expedite, or, if unresolved, could delay the arbitration proceedings. In addition, at this preliminary conference, the arbitration panel shall actively work to seek out a settlement to the dispute(s) at issue.

                 22.1.5 The arbitration hearing shall occur not less than twenty-five (25) days nor more than forty-five (45) days following the date of the appointment of the third arbitrator unless extended by mutual agreement of the parties in interest. The arbitrators shall have complete discretion to establish the time and place of the arbitration.

                 22.1.6 Any matters regarding the arbitration not specifically set forth or defined herein shall, to the extent not inconsistent herewith, be administered pursuant to the Commercial Arbitration Rules of the AAA. Except as may be specifically provided herein or in the Commercial Arbitration Rules of the AAA, the arbitrators shall have discretion to establish and determine the conduct and rules of the proceedings.

                 22.1.7 Both parties shall be permitted to present evidence without regard to the formalities of the Rules of Evidence as used in the courts of the State of New Jersey. The arbitrators, with the guidance and arguments of the parties, may give such weight to the matters presented as they deem appropriate.

                 22.1.8 The parties recognize that confidential information in the nature of trade secrets and proprietary information may be disclosed during the course of an arbitration proceeding. Except as required by law, the parties agree to hold such information in confidence during and following such proceedings. The parties agree that any confidential information and proprietary information disclosed by one party to the other before or during the arbitration will not be used for any purpose other than in conducting the arbitration. Likewise, the arbitrators shall keep such information confidential and by their acceptance of appointment as arbitrators shall agree to be bound by this standard. All confidential information and proprietary information disclosed by one party to the other party in any form will be returned to the producing party at the conclusion of the arbitration proceeding.

                 22.1.9 Subject to any limitation of remedies or damages set forth in this Lease, the arbitrators shall have the authority to award any remedy or relief a court of the State of New Jersey could order or grant, including, without limitation, specific performance of any obligation created under the agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excepting herefrom any punitive and exemplary damages.

                 22.1.10 The final decision of the arbitrators as well as all other decisions of the arbitrators shall be made by a vote of not less than two-thirds of the arbitrators.

                 22.1.11 The decision of the arbitrators shall be final and binding upon, and fully enforceable against, the parties.



        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officers thereunto duly authorized.

                              200 HELEN STREET, LLC
                              a Delaware limited liability company
-----------------------
                              By: 1st & 38th Associates, L.P., Member

                                  By: 1st & 38th Realty Corp., General Partner
-----------------------
                                      By:
                                         ---------------------------------
                                      Its:
                                         ---------------------------------


                              TENANT:

                              ODD JOB ACQUISITION CORP.,
                                             a Delaware corporation

                                             By:  ______________________________

______________________________               Its:______________________________

STATE OF ___________      )
                          ) ss:
COUNTY OF __________      )

BEFORE ME, a Notary Public in and for said county and state, personally appeared ____________________________, the _______________ of 1st & 38th Realty Corp., a
____________ corporation, the general partner of 1st & 38th Associates, L.P., Member of 200 Helen Street, LLC, a Delaware limited liability company, who acknowledged that ______________________ did sign the foregoing instrument and that the same is _________ free act and deed of said Partnership and the free act and deed of 200 Helen Street, LLC..

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ________________, _________________________, this ____________ day of
________________, 1998.


                                             ___________________________________
                                             NOTARY PUBLIC
STATE OF OHIO             )
                          ) ss:
COUNTY OF CUYAHOGA        )

         BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named Odd Job Acquisition Corporation, by
__________________________, its ____________________________-,who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed personally and as such
________________..

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _____________________, _______________, this _________- day of _______________,
1998.

                                             ___________________________________
                                             NOTARY PUBLIC

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------


                                 TO BE ATTACHED

                                   EXHIBIT "B"
                                   -----------

                                    SITE PLAN
                                    ---------

                                   EXHIBIT "C"
                                   -----------



        1. Repaired portions of the roof.

        2. Repair of heater in back hallway of warehouse.

        3. Repair portion of canopy over receiving area.

        4. Walls demised by Landlord.

                                   EXHIBIT "D"
                                   -----------

                                TITLE EXCEPTIONS
                                ----------------

                                   EXHIBIT "E"
                                   -----------

                                TENANT'S SIGNAGE
                                ----------------

                                 TO BE ATTACHED
                                 --------------